UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 19, 2008
Commission File No. 001-31463
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 Industry Drive, RIDC Park West,	15275
Pittsburgh, Pennsylvania	(Zip Code)
(Address of principal executive offices)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On November 19, 2008 Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) entered into an Eighth Amendment (the “Eighth Amendment”) to its Second Amended and Restated Credit Agreement, dated July 28, 2004 (as amended, the “Credit Agreement”), among the Company, certain lenders and General Electric Capital Corporation as agent. The purpose of the Eighth Amendment to the Credit Agreement was to increase the Aggregate Revolving Loan Commitment, as defined in the Credit Agreement, by $90 million, to a total of $440 million. To effectuate this increase, Wells Fargo Retail Finance and U.S. Bancorp were added as lenders under the Credit Agreement.
          In addition to the transactions set forth in the Eighth Amendment and the Credit Agreement, General Electric Capital Corporation and other members of the bank group, which, upon effectiveness of the Eighth Amendment will include Bank of America, Citizens Bank, JPMorgan Chase, National City Bank, PNC Bank, Wachovia Bank, Wells Fargo Retail Finance and U.S. Bancorp, provide Dicks Sporting Goods, Inc. with other banking products and services in the areas of cash management, foreign exchange, investments, leasing, procurement cards and travel and expense cards, among others.
          The summary of the Eighth Amendment in this Current Report on Form 8-K is qualified in its entirety to the full text of the Eighth Amendment attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) The following exhibits are being furnished as part of this Form 8-K:

Exhibit 10.1	Eighth Amendment to the Second Amended and Restated Credit Agreement, dated November 19, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: November 19, 2008	By:	/s/ Timothy E. Kullman
	Name:	Timothy E. Kullman
	Title:	Executive Vice President, Finance,
Administration and Chief Financial Officer

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